Exhibit 99.1

1111 South Arroyo Parkway 91105
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.468.7144

Press Release

FOR IMMEDIATE RELEASE	November 19, 2012

For additional information contact:
John W. Prosser
626.578.6803

Jacobs Elects Christopher Thompson to Its Board of Directors

PASADENA, CALIF. – Jacobs Engineering Group Inc. (NYSE:JEC) announced today the election of Christopher M.T. Thompson, a senior executive with 40 years of experience in international mining, to its Board of Directors.
In announcing the election, Jacobs Board Chairman Noel G. Watson said, “We are delighted that Christopher Thompson is joining our board. Mining and minerals is a market in which Jacobs continues to expand globally, and we greatly value Christopher’s extensive accomplishments and expertise in this area.”
Mr. Thompson was formerly Chairman and Chief Executive Officer of Gold Fields Ltd., a major international gold producer with over 50,000 employees and operations on five continents. He was also Chairman of the World Gold Council (WGC) from 2002 to 2005, where he was a driving force behind the listing of gold ETFs on the New York Stock Exchange, London Stock Exchange and other exchanges.
In addition to his significant experience as a senior executive in the mining industry, Mr. Thompson also has over 20 years of investing and management experience. He founded and was Chief Executive Officer of Castle Group Ltd., an international investment company that helped support the development of new mines. He currently serves as a director on the boards of two Canadian mining companies and a privately-held biotechnology company based in the U.S.

Mr. Thompson holds a master’s degree in management studies from Bradford University, U.K., and a bachelor’s degree in law and economics from Rhodes University, South Africa.

Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.

Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management’s current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2011 Form 10-K, and in particular the discussions contained under Items 1 - Business, 1A - Risk Factors, 3 - Legal Proceedings, and 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.  We do not undertake to update any forward-looking statements made herein.

END

2